AMENDMENT NO. 1
TO
TECHNICAL SERVICES AGREEMENT
BETWEEN
GASSCO AS
AND
STATOIL PETROLEUM AS

This Amendment is made and entered into as of the ____day of ______ 2011 by and between:

Gassco AS, a company incorporated under the laws of Norway of the first part (hereinafter referred to as "Gassco"), and

Statoil Petroleum AS, a company incorporated under the laws of Norway of the second part (hereinafter referred to as "Statoil").

WHEREAS, the undersigned are parties to the Technical Services Agreement between Gassco and Statoil dated 24 November 2010 (hereinafter referred to as "the Agreement"; Gassco and Statoil jointly referred to as "Parties" or individually as a "Party"), and

WHEREAS, Statoil has been requested to complete the removal and dismantling of the subsea structures at 2/4 S and furthermore to include H-7 (as defined herein) under one removal project, and

WHEREAS, H-7, currently regulated under the Technical Services Agreement between Gassco and ConocoPhillips Skandinavia AS, will be included under the Agreement with effect as from the Transfer Date (as defined herein).

NOW THEREFORE, the Parties hereby agree as follows:

1 DEFINITIONS AND ATTACHMENTS

a. Definitions:

"H-7" shall mean the riser platform H-7 which formerly was connected to the Norpipe Gas Pipeline between the Ekofisk field and the Norsea Gas Emden terminal

"Letter of Confirmation" shall mean the letter sent by Gassco notifying Statoil of the start of the Offshore Mobilisation Phase (which format is indicated in Attachment 2).

"Offshore Mobilisation Phase" shall mean the mobilisation of contractor's operators at H7 to commence physical preparations for removal such as e.g. welding, cutting or activities which may in any other way affect the integrity of the platform, or the time when a lifting and/or accommodation vessel engaged in the removal operations enters the 500 meter safety zone, whichever occurs first.

"Transfer Date" shall mean the commencement of the Offshore Mobilisation Phase, as notified by Gassco in accordance with article 2 e of this Amendment, currently estimated to start in May 2012.

b. Attachments:

Attachment 1 : Description of the Transportation System
Attachment 2: Letter of Confirmation
Attachment 3: H-7 Removal - Requirements from COPSAS (RE-H7-00005)

Attachment 4: Scope of preparatory work

2 ROLES AND RESPONSIBILITIES

a. Statoil agrees to carry out the activities necessary for the preparation of the removal of H-7, as outlined in Attachment 4 hereto, prior to the Transfer Date, under the terms and conditions of the Agreement.

b. Statoil is aware of and acknowledges the roles and responsibilities of ConocoPhillips Skandinavia AS prior to the Transfer Date in its capacity as technical service provider (including the role as offshore installation manager) for H-7 under the "Technical Services Agreement between Gassco AS and ConocoPhillips Skandinavia AS" dated 20th December 2002 as amended.

c. After the Transfer Date, Statoil shall assume the role as Technical Services Provider (including the role as offshore installation manager) for H-7 and shall carry out the removal as part of the Services in accordance with the Agreement.

d. Based on the above, the Parties agree that ConocoPhillips Skandinavia AS will support Statoil during the preparations and execution of H-7 removal, and contribute in accordance with Attachment 3 hereto, and Gassco and ConocoPhillips Skandinavia AS have entered into an agreement to such effect.

e. Gassco shall give Statoil at least one month prior written notice of the start of the Offshore Mobilisation Phase by sending a Letter of Confirmation.

3 LIABILITY

General Terms and Conditions (Attachment 2 to the Agreement) Article 5.1 shall apply for the services under this Amendment and Gassco shall indemnify and in addition thereto Gassco shall hold Statoil and its Affiliated Companies harmless from any claims from ConocoPhillips Skandinavia AS in any way related to the activities and Services provided under this Amendment.

4 TRANSFER OF THE ROLE AS TECHNICAL SERVICES PROVIDER FOR H-7

With effect as from the Transfer Date, Statoil shall take over as Technical Services Provider for H-7 and Attachment 1 to the Agreement shall be deleted and replaced by Attachment 1 to this Amendment

5 EFFECTIVE DATE

This Amendment shall be effective as from 27 October 2010.

Except as amended herein, all provisions of the Agreement shall remain in full force and effect. Unless expressly defined in this Amendment, capitalised words and expressions used in this Amendment shall have the meanings given to them in the Agreement.

***

This Amendment is executed in 2 originals as of the day and year first above written.

____/s/Brian Bjordal	____/s/Hege Flatheim
Gassco AS	Statoil Petroleum AS

ATTACHMENT 1

DESCRIPTION OF THE TRANSPORTATION SYSTEM

“Transportation System” shall mean the following facilities:

- Kårstø Gas Plant,

- the connected riser platforms Draupner-E and Draupner-S located in block 16/11 (hereinafter referred to as “Draupner-E” and “Draupner-S” respectively),

- the pipeline (28 inch upstream / 42 inch downstream of an expansion joint) commencing at the flexible riser connector at the Åsgard ERB and ending at the Kårstø Gas Plant, including the Åsgard ERB, and the T-connections on the pipeline,

- the 30 inch pipeline commencing in the vicinity of production platform B at the Statfjord field and ending at Kårstø Gas Plant including the T-connections on the pipeline,

- the 42 inch pipeline commencing at Kårstø Gas Plant and ending at the receiving, metering, heating and utility facilities at the pipeline landing point in Dornum, Germany,

- the 28 inch pipeline commencing at Kårstø Gas Plant and ending at Draupner-S,

- the 36 inch pipeline commencing in the vicinity of Heimdal main platform and ending at Draupner-S including the 16 inch Jotun T-connection,

- the 40 inch pipeline between the Kollsnes Gas Plant and the export riser situated at the Sleipner field (hereinafter referred to as “Sleipner Riser”),

- the 40 inch pipeline between the Kollsnes Gas Plant and Draupner-E,

- the 30 inch pipeline between Sleipner Riser Platform and Draupner-S,

- the 40 inch pipeline between Sleipner Riser Platform ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Zeebrugge, Belgium,

- the 40 inch pipeline between Draupner-S, via Draupner-E, and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Dornum, Germany,

- the 42 inch pipeline commencing at the Dornum terminal and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Emden, Germany,

- the 42 inch pipeline commencing at Draupner-E and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Dunkerque, France,

- Kollsnes Gas Plant,

- the 42 inch pipeline starting at Nyhamna and ending at Sleipner Riser Platform,

- the 44 inch pipeline starting at Sleipner Riser Platform and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Easington, UK,

- the 32 inch pipeline starting at Statfjord B and ending at the tie-in to FLAGS,

- the 16 inch pipeline from Norne FPSO to Gassled Area B,

- the 30 inch pipeline from Kvitebjørn platform to Gassled Area E,

- the 36 inch pipeline commencing at the gas processing platform at the Oseberg field (“Oseberg D platform”) and ending at, and including, the riser platform located at the Heimdal field,

- Haltenpipe Joint Venture facilities.

- the riser platform H-7 which formerly was connected to the Norpipe Gas Pipeline between Ekofisk and the Norsea Gas Emden terminal.

The battery limits are set out in the Gassled Participants’ Agreement and the Haltenpipe Participants’ Agreement. In addition the battery limits between the part of the Gassled transportation system covered under this Agreement and the part of the Gassled transportation system covered under other Technical Services Agreements and the battery limits towards the receiving facilities are set out in Appendix A to this Attachment 1.

ATTACHMENT 2

Letter of Confirmation

To

ConocoPhillips Skandinavia AS, address, attention

Statoil Petroleum AS, address, attention

This Letter of Confirmation is written pursuant to the "Amendment No. 2 to Technical Services Agreement between Gassco AS and ConocoPhillips Skandinavia AS" and Amendment No. 1 to Technical Services Agreement between Gassco AS and Statoil Petroleum AS".

Gassco hereby notifies that the Offshore Mobilisation Phase starts on the xxx (date/month/year) and that the Transfer Date is on the same date at xxxx (00:00) hours

Regards
Gassco AS

____________	______________
Date

ATTACHMENT 3

H-7 Removal - Requirements from COPSAS - RE-H7-00005

ATTACHMENT 4
SCOPE OF PREPARATORY WORK

Statoil shall prior to the Transfer Date carry out any and all activities necessary for the preparation of the removal and disposal of H-7 including but not limited to:

- Project management including planning, cost estimation, quality assurance and follow up of contractors' work.

- Execute pre-engineering and preparation for removal and disposal.

- Prepare documentation and/or input to documentation to be presented to Gassled and to participate and give presentations in Gassco internal and Gassled meetings as agreed with Gassco.

- Procurement of services needed for the execution of the removal and disposal

- Provide all technical and operational documentation needed for the authority process and participate in relevant meetings with the authorities

The activities to be carried out and the corresponding budgets are further described in budget release documents issued annually under article 6.3 of the Agreement.

H-7 Removal - Requirements from COPSAS
RE-H7 -00005

Title:
H-7 Removal - Requirements from COPSAS
Document no. :	Contract no.:	Project:
RE-H7 -00005		H-7 and 2/4-S Removal Project

Classification:	Distribution:
Open	Open
Expiry date:	Status
2011-09-29	Draft

Distribution date:	Rev. no.:	Copy no.:
2010-11-29	3

Author(s)/Source(s):
Horseng, Helge; Briggs, Colin; Reinertsen, Åste; Fossan, Tor Inge; Johansen, Erik: Eiken, Vidar
Subjects:
Requirements from COPSAS during the planning and execution of the H-7 and 2/4-S Removal Project
Remarks:

Valid from:	Updated:
2010-09-30
Responsible publisher:	Authority to approve deviations:
TPD PRO OCP	TPD PRO OCP

Techn. Responsible:	Techn. responsible (Name):	Date/Signature:
Construction/ Marine Operations Manager	Helge Horseng
Approved by (Organisation unit/ Name):	Approved by (Organisation unit/ Name):	Date/Signature:
Project Manager	Vidar Eiken

1 Introduction

This document provides information regarding resources and services required from COPSAS during the planning and execution phases of the H-7 removal.

With regards to the support from COPSAS, the project can be divided into three periods, namely the phase from October 201 Oto conditional contract award (planned for June 2011 ), from June 2011 until Statoil takes over as TSP for H-7 (at offshore mobilisation, tentatively May 2012) and from May 2012 to mid 2015 (when disposal activities are planned to be finalized). Reference is also made to the project master schedule in chapter 5.

The following items will be success factors to the project:

  Support from COPSAS during all periods (two persons with experience from H-7 (i.e. senior operator or operations supervisor)
  Use of existing logistics contracts for H-7 (Period 1 and 2)
  Access to COPSAS offshore installation manager in connection with preparations for Statoil take-over of TSP role
  Use of COPSAS H-7 platform surveillance system
  Regular interface meetings with COPSAS during the first two periods (on a monthly basis)

It should also to be noted that requirements and milestones can be changed upon mutual agreement resulting from:

  Discussions in the interface meetings
  Selection of contractor and hence removal method
  Schedule adjustments during project execution
  Other issues

The following summarizes the main milestones as shown in chapter 5. Some of these milestones may change depending on the selected removal method:

MILESTONE	DATE
Issue ITT	Completed
Surveys at H-7 and 2/4-S	Completed
Estimated Tender due date	15.03.11
Estimated Tender evaluation finished/Technical Commercial report available	11.05.11
Estimated Conditional Contract Award	23.06.11
Surveys at H-7 and 2/4-S	12 month period starting 01.07.11
Estimated Statoil take over of TSP role for H-7	02.05.12
Estimated period for offshore inspection/make safe - H-7 topside & Jackets/tripod	02.05.12 to 28.08.12
Estimated period for removal and onshore transportation of H-7 topside	02.05.13 to 28.08.13
Estimated period for removal and onshore transportation of H-7 and 2/4-S Jackets and 2/4-S tripod	02.05.14 to 28.08.14
Disposal of facilities	2.7.2013 to mid 2015
Project completed	Mid 2015

2 Period one

This phase is the period from October 2010 to conditional contract award (planned for June 2011)

General

It will be important to understand the restrictions in the Ekofisk area during the years 2011, 2012, 2013 and 2014. This will be an important input to the suppliers' schedule and must be updated regularly throughout the project execution. The project does not have to understand the details of the activities but receive feedback during which period access is impossible or restricted.

Additional technical information may be required as input to Tenderers' questions to the ITT, which is why it will be an advantage to have access (probably during November and December and on a sporadic basis) to a contact person that can provide additional technical information as required.

The renderers will have the opportunity to visit the H-7 platform during tender period from November to March. Access to both helicopter services/logistics and resources will be important.

Resources

Access to resources will be an important contributor to the success of the project which is why it is vital to have two persons (in addition to the regular key personnel) that can assist during H-7 offshore surveys in the tendering phase (November 2010 to March 2011 ). The persons shall have experience from H-7 (i.e. senior operator or operations supervisor).

Logistics/Services

Access to the existing logistic infrastructure in the Ekofisk area will be a success factor and will include:

  Extent of use of relevant logistic contracts
  Information regarding COPSAS restriction (if any) concerning helicopter flights to/from H-7 shuttling logistics
  Information regarding COPSAS restriction (if any) concerning maximum number of persons entering H-7
  Review of COPSAS' "Plattform beredskapsplan for plattformer i kald fase" and agree on deliveries
  Support vessel during platform visits
  Fuel issues
  Reporting routines during visits
  Accommodation (B-11 can potentially be utilised for services during offshore surveys)
  Catering etc.
  Other services as agreed

3 Period two

This phase is the period from Conditional Contract Award (planned for June 2011) to Statoil take over as TSP for H- 7 (tentatively May 2012).

General information

This will include the following items:

  Input from COPSAS to emergency bridging documents
  Recourses to attend in HAZID an HAZOP's

Engineering

During the engineering phase it will be crucial to involve experienced operations personnel (two persons with experience from H-7 (i.e. Senior Operator or Operation Supervisor)) in order to provide support and information to:

  Formalising technical clarifications
  Identify scope of changes that may not have been properly documented
  Design, operations and decommissioning documentation for H-7 as required
  Results from maintenance and structural condition surveys, including subsea surveys.
  Condition of remaining support systems onboard, utilities, F&G, firewater, power distribution, power generation,

  Scope and maintenance of minimum requirements onboard
  Agreement for removal / deletion of Life Cycle Data (LCI)

Surveys

It is envisaged that Contractor will perform 10 trips to the H-7 platform during the first 12 months after conditional contract award in June 2011 . The offshore installation manager or relevant personnel with experience from H-7 will provide the following support and information about:

  Technical support offshore • Safe access and limitations due to poor condition of equipment and I or access ways
  Emergency services and support
  Permits and formalities for access and any restrictions
  Known dangers • Lighting and power availability
  Restrictions for subsea surveys and sampling for verification
  Shuttling opportunities / restrictions
  If 8-11 can be utilised for services during offshore surveys

Logistics/Services It is the intention to continue to use the existing logistic infrastructure in the Ekofisk area during this period:

  Support Vessel
  Operation support (operational personnel to assist during topside work at H-7. These will be the same resources required for the engineering support)
  Accommodation (i.e. can 8-11 utilised for services during offshore surveys)
  Helicopter services
  Other services as agreed

Preparations for Statoil take-over of TSP role for H-7

It will be important to establish a forum to discuss and prepare for the hand-over of the TSP role. This will include but is not limited to the following:

  Regular interface/hand-over meetings between COPSAS and Statoil offshore installation managers
  Possibility to use of COPSAS H-7 platform surveillance system
  Possibility to use relevant logistics contracts (i.e. direct utilisation by or assignment to Statoil)
  Resources

4 Period 3

This phase is the period from take over as TSP for H-7 (tentatively May 2012) to mid 2015 (when disposal activities are planned to be finalized). The Statoil removal contractor will supply most of the services during this period. Statoil and COPSAS will during this period provide support to the following:

  COPSAS will provide operations support (two operators, see chapter 2)
  Statoil will provide helicopter and standby boat services
  COPSAS H-7 Platform Surveillance system to be utilized as agreed
  Other services as agreed

5 Schedule

H7, 2/4S jacket/tripod removal and disposal

Project Master Schedule

Description	Duration	Start	Finish
CONCEPT (DG1- DG2)	**299**	**01-09-09**	**22-10-10**
Project start-up (PRO)	0	01-09-09	01-09-09
DG2 Prepare DGSP	84	01-12-09	26-03-10
DG2 Quality and Decision Process Statoil / NG	76	01-03-10	14-06-10
Deliver DG2 DGSP to NG	0	31-05-10	31-05-10
Gassco Quality and Decision Process	93	15-06-10	21-10-10
DG2 (Statoil) = DG3 (Gassled)	0	22-10-10	22-10-10
DEFINITION (DG2 - DG3)	**434**	**16-08-10**	**12-04-12**
DG3 Prepare DGSP	257	16-08-10	09-08-11
DG3 Quality process	25	10-08-11	13-09-11
DG3 Decision (Statoil internal)	25	14-09-11	18-10-11
Deliver DG3 DGSP to NG	0	18-10-11	18-10-11
DG3 Decision NG	5	19-10-11	25-10-11
DG3 Decision Gassled	39	26-10-11	19-12-11
DG3 (Statoil) = DG4 (Gassled)	0	20-12-11	20-12-11
EPR(D) Contract	**303**	**22-10-10**	**20-12-11**
Issue ITT - EPR(D) Contract	0	22-10-10	22-10-10
Tender due date - EPR(D) Contract	0	22-02-11	22-02-11
Tender evaluation finished - EPR(D) Contract	0	11-05-11	11-05-11
Conditional Contract Award - EPR(D) Contract	0	23-06-11	23-06-11
Contract Award - EPR(D) Contract	0	20-12-11	20-12-11
Disposal Contract	**131**	**13-10-11**	**12-04-12**
Issue ITT - D Disposal Contract (Optional)	0	13-10-11	13-10-11
Tender due date - D Disposal Contract (Optional)	0	13-01-12	13-01-12
Contract Award - D Disposal Contract (Optional)	0	12-04-12	12-04-12
EXECUTION (DG3 - DG4)	**1014**	**24-06-11**	**13-05-15**
Removal of H7 Platform	**830**	**24-06-11**	**28-08-14**
Engineering	821	24-06-11	15-08-14
Helicopter surveys (Phase 1 / Season 1)	88	01-07-11	01-11-11
Procurement	364	03-10-11	21-02-13
Pre-fabrication	263	01-05-12	02-05-13
Offshore inspection/make safe - Topside (Phase 2 / Season 2)	85	02-05-12	28-08-12
Offshore inspection/make safe - Jacket (Phase 2 / Season 2)	85	02-05-12	28-08-12
Removal and onshore transportation of Topside (Phase 3 / Season 3)	85	02-05-13	28-08-13
Removal and onshore transportation of Jacket (Phase 4 / Season 4)	85	02-05-14	28-08-14
Removal of 2/4S Jacket & Tripod	**830**	**24-06-11**	**28-08-14**
Engineering	821	24-06-11	15-08-14
Helicopter surveys (Phase 1 / Season 1)	88	01-07-11	01-11-11
Procurement	364	03-10-11	21-02-13
Pre-fabrication	263	01-05-12	02-05-13
Offshore inspection/make safe - Jacket & Tripod (Phase 2 / Season 2)	85	02-05-12	28-08-12
Removal and onshore transportation of Jacket & Tripod (Phase 4 / Season 4)	85	02-05-14	28-08-14
Disposal	**487**	**02-07-13**	**13-05-15**
Disposal Topside for H7	175	02-07-13	03-03-14
Disposal Jackets for H7, 2/4-S & Tripod	225	02-07-14	12-05-15
DG4 (Statoil) = DG5 (Gassled)	0	13-05-15	13-05-15

2009 Q3 Q4
2010 Q1 Q2 Q3 Q4
2011 Q1 Q2 Q3 Q4
2012 Q1 Q2 Q3 Q4
2013 Q1 Q2 Q3 Q4
2014 Q1 Q2 Q3 Q4
2015 Q1 Q2

AMENDMENT NO. 2
TO
TECHNICAL SERVICES AGREEMENT
BETWEEN
GASSCO AS
AND
STATOIL PETROLEUM AS

This Amendment No. 2 to Technical Services Agreement between Gassco AS and Statoil Petroleum AS (hereinafter referred to as this “Amendment”) is made and entered into on 19 February 2013, by and between:

Gassco AS, a company incorporated under the laws of Norway of the first part, and

Statoil Petroleum AS, a company incorporated under the laws of Norway of the second part

(hereinafter individually referred to as “Party” and jointly referred to as the ”Parties”).

Whereas, the Technical Services Agreement between Gassco AS and Statoil Petroleum AS (hereinafter referred to as the “Agreement”) was entered into on 24 November 2010, and

WHEREAS, the Parties agree to simplify the budget process described in the Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Article 6.1 shall be deleted.

2. Article 6.2 shall be deleted and replaced by the following:

“6.2 Proposed work programs and budgets

The Technical Services Provider shall on or before the first day of June in each year submit to the Operator its proposed work programs and budgets for the succeeding year and forecast for work programs and budgets in each of the next three succeeding years. Following submittal there shall be a meeting between the Technical Services Provider and the Operator where the preliminary proposals shall be reviewed. On or before the 20 June each year, the Technical Services Provider shall submit to the Operator its final proposed work programs and budgets for the succeeding year, and forecast for work programs and budgets in each of the next three succeeding years. The Operator will submit to the Technical Services Provider on or before 15 April each year a preliminary description of projects to be included under budget item 98 and 99 for the next year.”

3. Article 6.3  shall be deleted and replaced by the following:

“6.3 Approval of budgets and release of budget funding

The proposed work programs and budgets shall be subject to consideration, revision and approval by the Operator. Not later than the 1 December each year, the Operator shall approve work programs and budgets and release budget funding for the succeeding year. For specific activities release of funding may be deferred to a later stage as decided by the Operator.”

4. This Amendment shall take effect on the date hereof.

In witness hereof, the Parties have executed this Amendment in 2 originals on the date and year first above written.

Operator:	Technical Services Provider:
____/s/Brian Bjordal	____/s/Hege Flatheim
Gassco AS	Statoil Petroleum AS

AMENDMENT NO. 3
TO
TECHNICAL SERVICES AGREEMENT
BETWEEN
GASSCO AS
AND
STATOIL PETROLEUM AS

This Amendment is made and entered into as of the______day of _______2013 by and between:

Gassco AS, a company incorporated under the laws of Norway of the first part (hereinafter referred to as “Gassco”), and

Statoil Petroleum AS, a company incorporated under the laws of Norway of the second part (hereinafter referred to as “Statoil”).

WHEREAS, the undersigned are parties to the Technical Services Agreement between Gassco and Statoil dated 24 November 2010 (hereinafter referred to as “the Agreement”; Gassco and Statoil jointly referred to as “Parties” or individually as a “Party”), and

WHEREAS, Statoil has been requested to undertake the removal of B-11 (as defined herein), and

WHEREAS, B-11, currently regulated under the Technical Services Agreement between Gassco and ConocoPhillips Skandinavia AS, will be included under the Agreement with effect as from the Transfer Date (as defined herein).

NOW THEREFORE, the Parties hereby agree as follows:

1. DEFINITIONS AND ATTACHMENTS

a. Definitions:

“B-11” shall mean the riser platform B-11 connected to the Norpipe Gas Pipeline between the Ekofisk field and the Norsea Gas Emden terminal and planned to be disconnected during 2013.

“Letter of Notification” shall mean the letter sent by Gassco notifying Statoil of the estimated start of the Offshore Mobilisation Phase (which format is indicated in Attachment 2).

“Letter of Confirmation” shall mean the letter sent by Gassco notifying Statoil of the start of the Offshore Mobilisation Phase (which format is indicated in Attachment 2).

“Offshore Mobilisation Phase” shall mean the mobilisation of contractor’s operators at B-11 to commence physical preparations for removal such as e.g. welding, cutting or activities which may in any other way affect the integrity of the platform, or the time when a lifting and/or accommodation vessel engaged in the removal operations enters the 500 meter safety zone, whichever occurs first.

“Transfer Date” shall mean the commencement of the Offshore Mobilisation Phase, as notified by Gassco in accordance with article 2 e of this Amendment, currently estimated to start in March 2015.

b. Attachments:

Attachment 1: Description of the Transportation System
Attachment 2: Letter of Notification and Letter of Confirmation
Attachment 3: B-11 Removal -  Requirements from COPSAS (RE-B11-00002)
Attachment 4: Scope of preparatory work

2. ROLES AND RESPONSIBILITIES

a. Statoil agrees to carry out the activities necessary for the preparation of the removal of B-11, as outlined in Attachment 4 hereto, prior to the Transfer Date, under the terms and conditions of the Agreement.

b. Statoil is aware of and acknowledges the roles and responsibilities of ConocoPhillips Skandinavia AS prior to the Transfer Date in its capacity as technical service provider (including the role as offshore installation manager) for B-11 under the “Technical Services Agreement between Gassco AS and ConocoPhillips Skandinavia AS” dated 20th December 2002 as amended.

c. After the Transfer Date, Statoil shall assume the role as Technical Services Provider (including the role as offshore installation manager) for B-11 and shall carry out the removal as part of the Services in accordance with the Agreement.

d. Based on the above, the Parties agree that ConocoPhillips Skandinavia AS will support Statoil during the preparations and execution of B-11 removal, and contribute in accordance with Attachment 3 hereto, and Gassco and ConocoPhillips Skandinavia AS have entered into an agreement to such effect.

e. Gassco shall give Statoil at least one month prior written notice of the estimated start of the Offshore Mobilisation Phase by sending a Letter of Notification followed by the Letter of Confirmation when the actual start of the Offshore Mobilisation has been confirmed.

3. LIABILITY

General Terms and Conditions (Attachment 2 to the Agreement) Article 5.1 shall apply for the services under this Amendment and in addition thereto Gassco shall hold Statoil and its Affiliated Companies harmless from any claims from ConocoPhillips Skandinavia AS in any way related to the activities and Services provided under this Amendment.

4. TRANSFER OF THE ROLE AS TECHNICAL SERVICES PROVIDER FOR B-11

With effect as from the Transfer Date, Statoil shall take over as Technical Services Provider for B-11 and Attachment 1 to the Agreement shall be deleted and replaced by Attachment 1 to this Amendment

5. EFFECTIVE DATE

This Amendment shall be effective as from 15 December 2012.

Except as amended herein, all provisions of the Agreement shall remain in full force and effect. Unless expressly defined in this Amendment, capitalised words and expressions used in this Amendment shall have the meanings given to them in the Agreement.

***

This Amendment is executed in 2 originals as of the day and year first above written.

____/s/Brian Bjordal	____/s/Hege Flatheim
Gassco AS	Statoil Petroleum AS

ATTACHMENT 1

DESCRIPTION OF THE TRANSPORTATION SYSTEM

“Transportation System” shall mean the following facilities:

- Kårstø Gas Plant,

- the connected riser platforms Draupner-E and Draupner-S located in block 16/11 (hereinafter referred to as “Draupner-E” and “Draupner-S” respectively),

- the pipeline (28 inch upstream / 42 inch downstream of an expansion joint) commencing at the flexible riser connector at the Åsgard ERB and ending at the Kårstø Gas Plant, including the Åsgard ERB, and the T-connections on the pipeline,

- the 30 inch pipeline commencing in the vicinity of production platform B at the Statfjord field and ending at Kårstø Gas Plant including the T-connections on the pipeline,

- the 42 inch pipeline commencing at Kårstø Gas Plant and ending at the receiving, metering, heating and utility facilities at the pipeline landing point in Dornum, Germany,

- the 28 inch pipeline commencing at Kårstø Gas Plant and ending at Draupner-S,

- the 36 inch pipeline commencing in the vicinity of Heimdal main platform and ending at Draupner-S including the 16 inch Jotun T-connection,

- the 40 inch pipeline between the Kollsnes Gas Plant and the export riser situated at the Sleipner field (hereinafter referred to as “Sleipner Riser”),

- the 40 inch pipeline between the Kollsnes Gas Plant and Draupner-E,

- the 30 inch pipeline between Sleipner Riser Platform and Draupner-S,

- the 40 inch pipeline between Sleipner Riser Platform ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Zeebrugge, Belgium,

- the 40 inch pipeline between Draupner-S, via Draupner-E, and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Dornum, Germany,

- the 42 inch pipeline commencing at the Dornum terminal and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Emden, Germany,

- the 42 inch pipeline commencing at Draupner-E and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Dunkerque, France,

- Kollsnes Gas Plant,

- the 42 inch pipeline starting at Nyhamna and ending at Sleipner Riser Platform,

- the 44 inch pipeline starting at Sleipner Riser Platform and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Easington, UK,

- the 32 inch pipeline starting at Statfjord B and ending at the tie-in to FLAGS,

- the 16 inch pipeline from Norne FPSO to Gassled Area B,

- the 30 inch pipeline from Kvitebjørn platform to Gassled Area E,

- the 36 inch pipeline commencing at the gas processing platform at the Oseberg field (“Oseberg D platform”) and ending at, and including, the riser platform located at the Heimdal field,

- Haltenpipe Joint Venture facilities.

- the riser platform H-7 which formerly was connected to the Norpipe Gas Pipeline between Ekofisk and the Norsea Gas Emden terminal.

- the riser platform B-11 which formerly was connected to the Norpipe Gas Pipeline between Ekofisk and the Norsea Gas Emden terminal.

The battery limits are set out in the Gassled Participants’ Agreement and the Haltenpipe Participants’ Agreement. In addition the battery limits between the part of the Gassled transportation system covered under this Agreement and the part of the Gassled transportation system covered under other Technical Services Agreements and the battery limits towards the receiving facilities are set out in Appendix A to this Attachment 1.

ATTACHMENT 2

Letter of Notification

To
ConocoPhillips Skandinavia AS, address, attention
Statoil Petroleum AS, address, attention

This Letter of Notification is written pursuant to the "Amendment No. 3 to Technical Services Agreement between Gassco AS and ConocoPhillips Skandinavia AS" and "Amendment No.3 to Technical Services Agreement between Gassco AS and Statoil Petroleum AS".

Gassco hereby notifies that the Offshore Mobilisation Phase is planned between dd/mm/yy and dd/mm/yy and hence theearliest possible date for the Transfer Date is on the xxx ( date/month/year).

Regards
Gassco AS

____________	______________
Date

Letter of Confirmation

To
ConocoPhillips Skandinavia AS, address, attention
Statoil Petroleum AS, address, attention

This Letter of Confirmation is written pursuant to the "Amendment No. 3 to Technical Services Agreement between Gassco AS and ConocoPhillips Skandinavia AS" and "Amendment No.3 to Technical Services Agreement between Gassco AS and Statoil Petroleum AS".

Gassco hereby notifies that the Offshore Mobilisation Phase starts on the [dd.mm.yy] and that the Transfer Date is on the same date at [xx.xx] hours.

Regards
Gassco AS

____________	______________
Date

ATTACHMENT 3

B-11 Removal - Requirements from COPSAS - RE-B11-00002

811 Removal - Requirements from COPSAS
RE-811-00002

Title:
811 Removal - Requirements from COPSAS
Document no. :	Contract no.:	Project:
RE-811-00002		H-7 and 2/4-S Removal Project

Classification:	Distribution:
Open	Open
Expiry date:	Status
2012-11-13	Draft

Distribution date:	Rev. no.:	Copy no.:
2012-11-13	1

Author(s)/Source(s):
Horseng, Helge; Briggs, Colin; Fossan, Tor Inge; Eiken, Vidar
Subjects:
Requirements from COPSAS during the planning and execution of the B-11 Removal Project
Remarks:

Valid from:	Updated:
2012-11-13
Responsible publisher:	Authority to approve deviations:
TPD PRO OCP	TPD PRO OCP

Techn. Responsible:	Techn. responsible (Name):	Date/Signature:
Construction/ Marine Operations Manager	Helge Horseng
Approved by (Organisation unit/ Name):	Approved by (Organisation unit/ Name):	Date/Signature:
Project Manager	Vidar Eiken

1 Introduction

This document provides information regarding resources and services required from COPSAS during the planning and execution phases of the 8-11 Removal Project.

With regards to the support from COPSAS, the project can be divided into three periods:

  Period 1 from May 2012 when the 8-11 option in the H-7 contract was executed to completion of bypass, decommissioning and de-manning of 8-11 circa December 2013
  Period 2 from January 2014 to Statoil take over as TSP for B-11 (at offshore mobilisation, tentatively in March 2015).
  Period 3 from March 2015 to mid-2016 (when disposal activities are planned to be finalized).

The following items will be success factors to the project:

  Support from COPSAS during all periods, and in particular two persons with experience from 8-11 (i.e. senior operator or operations supeNisor for period 1 and 2).
  Offshore suNey coordination and support for topside and subsea surveys in period 1 and 2
  Access to COPSAS OIM in connection with preparations for Statoil take-over of TSP role
  Regular interface meetings with COPSAS during the first two periods (on a monthly basis) It has also to be noted that both requirements and milestones could change based on:
  Discussions in the interface meetings
  Schedule adjustments during project execution
  Other issues

The following summarizes the main milestones as shown in chapter 5.

Project major milcstones	MCS Dates
B-11 Option execution	15.05.2012
DG3 - Project Sanction Approval	15.05.2012
Mobilization window offshore spread for Removal B-11 Topside	01.03.2015 - 30.06.2015
Mobilization window offshore spread for Removal B-11 Jacket	circa 30 days after topside mobilization
Completion of all Offshore Work	circa 80 days after topside mobilization
Completion of the Work incl. Delivery of relevant documentations	14.01.2016
Completion of the Work incl. Delivery of Close-out report	15.03.2016
DG4 - Project Completed	12.09.2016

2 Period one and two

Resources

Access to resources will be an important contributor to the success of the project which is why it is vital to have two persons (in addition to the regular key personnel) that can assist during B-11 offshore surveys. The persons shall have experience from B-11 (i.e. senior operator or operations supervisor).

Logistics/Services

It is the intention to continue to use the existing logistic infrastructure in the Ekofisk area during this period:

  Support Vessel after platform de-manning for topside survey scope
  Operation support (operational personnel to assist during topside work at B-11. These will be the same resources required for the engineering support)
  Accommodation • Helicopter services
  Other services as agreed
  Extent of use of relevant logistic contracts
  Information regarding COPSAS restriction (if any) concerning helicopter flights to/from B-11 shuttling logistics
  Information regarding COPSAS restriction (if any) concerning maximum number of persons entering B-11
  Review of COPSAS' "Plattform beredskapsplan for plattformer i kald fase" and agree on deliveries
  Fuel issues
  Reporting routines during visits

  Catering etc.

General information

This will include the following items:

  Input from COPSAS to emergency bridging documents
  Recourses to attend in HAZID and HAZOP's

Engineering

During the engineering phase it will be crucial to involve experienced operations personnel (two persons with experience from B-11 (i.e. Senior Operator or Operation Supervisor)) in order to provide:

  Formalising of technical clarifications
  Identify scope of changes that may not have been properly documented
  Design, operations and decommissioning documentation for B-11 as required
  Results from maintenance and structural condition surveys, including subsea surveys.
  Condition of remaining support systems on board, utilities, F&G, firewater, power distribution, power generation,
  Scope and maintenance of minimum requirements on-board
  Agreement for removal / deletion of Life Cycle Data (LCI)

Surveys

It is envisaged that Contractor will perform circa 1 O trips to the 8-11 platform during the engineering phase. The plan is complete the majority of the survey work while the platform is still manned but there will be the need for 2-3 surveys after the platform is abandoned.

  Technical support offshore
  Safe access and limitations due to poor condition of equipment and/ or access ways
  Emergency services and support
  Permits and formalities for access and any restrictions
  Known dangers
  Lighting and power availability
  Restrictions for subsea surveys and sampling for verification
  Shuttling opportunities/ restrictions

Preparations for Statoil take-over of TSP role for 8-11

It will be important to establish a forum to discuss and prepare for the hand-over of the TSP role. This will include but is not limited to the following:

  Regular interface/hand-over meetings between COPSAS and Statoil OIMs
  Extent of use of relevant logistic contracts (i.e. can they be utilised directly or assigned to Statoil?)
  Resources

3 Period three

AF Decom Offshore will supply most of the services during this period but it will be an advantage to continue to call for support from Copsas if required. This will include but is not limited to the following:

  Clarification of documentation and materials as required related to B-11 during the removal and disposal phase
  Other services as agreed

4 Schedule

B-11 Removal project

B-11 EPRD Contract Master Schedule

Current

Statoil

Description	Early Start	Early Finish
Major Milestones	15.05.12	09.09.16
Execution of Option - B-11 EPRD	15.05.12	14.05.12
DG3 (Statoil) = DG4 (Gassled)	19.12.12	18.12.12
DG4 (Statoil) = DG5 (Gassled)	12.09.16	09.09.16
EPRD Contract - B-11 platform	15.05.12	15.03.16
Contract Milestones	15.05.12	15.03.16
Contract Milestones	15.05.12	15.03.16
Contract Award (Option Execution)	15.05.12	15.05.12
Offshore mobilisation	06.03.15	06.03.15
Completion of all Offshore Work	19.05.15	19.05.15
Completion of Onshore Disposal Work	14.11.15	14.11.15
Completion of the Work incl. Delivery of relevant documentations	14.01.16	14.01.16
Completion of the Work incl. Delivery of Close-out report	15.03.16	15.03.16
Surveys	22.08.13	04.11.14
Topside	01.11.13	04.11.14
Jacket	22.08.13	05.09.13
Engineering	16.05.12	26.01.16
Topside	16.05.12	26.11.15
Jacket	16.05.12	26.01.16
Onshore Preparation & Fabrication	31.12.13	14.04.15
Topside	31.12.13	18.03.15
Jacket	21.05.14	14.04.15
Offshore Preparations & Removal	04.03.15	18.05.15
Topside	04.03.15	10.04.15
Jacket	12.04.15	18.05.15
Disposal	20.03.15	03.10.15
Topside	20.03.15	09.09.15
Jacket	19.05.15	03.10.15
Statoil Provided Items	07.06.15	05.08.15
Subsea	07.06.15	05.08.15

2012
Q2
Q3
Q4
2013
Q1
Q2
Q3
Q4
2014
Q1
Q2
Q3
Q4
2015
Q1
Q2
Q3
Q4
2016
Q1
Q2
Q3
01 Mar
30 Jun

Layout : B-11 EPRD Contract Master Schedule
Filter : PMS
Manager : Vidar Eiken
Author : Aleksejs Mironovs

Mobilisation Window — Current — Major Milestones — Contract Milestones

File : B11 Schedule 03SEPT2012 working version.spp — Page : 1 of 1 — Printed : 04.09.2012 21:14

ATTACHMENT 4:
SCOPE OF PREPARATORY WORK

Statoil shall prior to the Transfer Date carry out any and all act1v1ties necessary for the preparation of the removal and disposal of B-1 l including but not limited to:

- Project management including planning, cost estimation, quality assurance and follow up of contractors' work.

- Execute pre-engineering and preparation for removal and disposal.

- Prepare documentation and/or input to documentation to be presented to Gassled and to participate and give presentations in Gassco internal and Gassled meetings as agreed with Gassco.

- Procurement of services needed for the execution of the removal and disposal -

- Provide all technical and operational documentation needed for the authority process and participate in relevant meetings with the authorities

The activities to be carried out and the corresponding budgets are further described in budget release documents issued annuaJly under article 6.3 of the Agreement.

AMENDMENT NO. 4
TO
TECHNICAL SERVICES AGREEMENT
BETWEEN
GASSCO AS
AND
STATOIL PETROLEUM AS

This Amendment is made and entered into as of the 17th day of september 2014 by and between:

Gassco AS, a company incorporated under the laws of Norway of the first part (hereinafter referred to as "Gassco"), and

Statoil Petroleum AS, a company incorporated under the laws of Norway of the second part (hereinafter referred to as "Statoil").

(hereinafter individually referred to as "Party", and jointly referred to as the "Parties".)

WHEREAS, the undersigned are Parties to the Technical Services Agreement between Gassco and Statoil dated 24 November 2010 (hereinafter referred to as "the Agreement");

WHEREAS, the Valemon Group and Gassco have established the Valemon Rich Gas Pipeline Joint Venture Participants' Agreement dated 23 June 2014 in order to own and facilitate the operation of the Valemon Rich Gas Pipeline (VRGP) for the purpose of receiving and transporting gas from inter alia the Valemon platform to the Heimdal riser platform, and

WHEREAS, Statoil is presently the operator of the VRGP and Gassco will be the Operator of the VRGP from the first Business Day following the day of Statoil's approval of the completed hydrostatic pressure test of the VRGP ("the Effective Date"), and

WHEREAS, the Parties agree that, as from the Effective Date, Statoil will act as Technical Services Provider under the terms and conditions regulated hereunder, and

WHEREAS, the riser platform H-7 has been removed and dismantled and shall be deleted from Appendix l "Description of the Transportation System" of the Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1 DEFINITIONS AND ATTACHMENTS

The following new definition shall be added to article 1 of the Agreement:

" 1.9 Valemon Rich Gas Pipeline" or "VRGP" shall mean the 22 inch diameter pipeline from the Valemon platform to the inlet of the Heimdal Riser Platform."

The definition 1.2 of the Agreement shall be deleted and replaced by the following:

"Joint Venture" shall mean the respective joint ventures described in the following participants' agreements, as amended from time to time:
- Haltenpipe Participants' Agreement dated 23 June 1995
- Gassled Participants' Agreement dated 4 March 2009
- Valemon Rich Gas Pipeline Joint Venture Participants ' Agreement dated 23 June 2014."

2 THE ROLE AS TECHNICAL SERVICES PROVIDER FOR VRGP

Statoil shall be Technical Services Provider for VRGP, and Attachment l to the Agreement shall be deleted and replaced by Attachment 1 to this Amendment No.4. This replacement does not affect Appendix A to Attachment l.

Except as amended herein, all provisions of the Agreement shall remain in full force and effect. Unless expressly defined in this Amendment No.4, capitalised words and expressions used in this Amendment No.4 shall have the meanings given to them in the Agreement.

***

This Amendment No 4 is executed in 2 originals as of the day and year first above written.

____/s/ Brian Bjordal	____/s/Hege Flatheim
Gassco AS	Statoil Petroleum AS

ATTACHMENT 1

DESCRIPTION OF THE TRANSPORTATION SYSTEM

“Transportation System” shall mean the following facilities:

- Kårstø Gas Plant,

- the connected riser platforms Draupner-E and Draupner-S located in block 16/11 (hereinafter referred to as "Draupner-E" and "Draupner-S" respectively),

- the pipeline (28 inch upstream/ 42 inch downstream of an expansion joint) commencing at the flexible riser connector at the Åsgard ERB and ending at the Karstø Gas Plant, including the Åsgard ERB, and the T-connections on the pipeline,

- the 30 inch pipeline commencing in the vicinity of production platform B at the Statfjord field and ending at Kårstø Gas Plant including the T-connections on the pipeline,

- the 42 inch pipeline commencing at Kårstø Gas Plant and ending at the receiving, metering, heating and utility facilities at the pipeline landing point in Dornum, Germany,

- the 28 inch pipeline commencing at Kårstø Gas Plant and ending at Draupner-S,

- the 36 inch pipeline commencing in the vicinity of Heimdal main platform and ending at Draupner-S including the 16 inch Jotun T-connection,

- the 40 inch pipeline between the Kollsnes Gas Plant and the export riser situated at the Sleipner field (hereinafter referred to as "Sleipner Riser''),

- the 40 inch pipeline between the Kollsnes Gas Plant and Draupner-E,

- the 30 inch pipeline between Sleipner Riser Platform and Draupner-S,

- the 40 inch pipeline between Sleipner Riser Platform ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Zeebrugge, Belgium,

- the 40 inch pipeline between Draupner-S, via Draupner-E, and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Dornurn, Germany,

- the 36 inch pipeline commencing at Draupner-S and ending at the y-connection in the vicinity of Ekofisk,

- the 42 inch pipeline commencing at the Dornum terminal and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Emden, Germany,

- the 42 inch pipeline commencing at Draupner-E and ending at the inlet facilities of the onshore terminal for receipt, and redelivery of natural gas located in Dunkerque, France,

- Kollsnes Gas Plant,

- the 42 inch pipeline starting at Nyhamna and ending at Sleipner Riser Platform,

- the 44 inch pipeline starting at Sleipner Riser Platform and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Easington, UK,

- the 32 inch pipeline starting at Statfjord B and ending at the tie-in to FLAGS,

- the 16 inch pipeline from Norne FPSO to Gassled Area B,

- the 30 inch pipeline from Kvitebjørn platform to Gassled Area E,

- the 36 inch pipeline commencing at the gas processing platform at the Oseberg field ("Oseberg D platform") and ending at, and including, the riser platform located at the Heimdal field,

- Haltenpipe Joint Venture facilities.

- the riser platform B-11 which formerly was connected to the Norpipe Gas Pipeline between Ekofisk and the Norsea Gas Emden terminal.

- Valemon Rich Gas Pipeline facilities.

The battery limits are set out in the Gassled Participants' Agreement, the Haltenpipe Participants' Agreement and the Valemon Rich Gas Pipeline Joint Venture Participants' Agreement. In addition the battery limits between the part of the Gassled transportation system covered under this Agreement and the part of the Gassled transportation system covered under other Technical Services Agreements and the battery limits towards the receiving facilities are set out in Appendix A to this Attachment l.

AMENDMENT NO. 5
TO
TECHNICAL SERVICES AGREEMENT
BETWEEN
GASSCO AS
AND
STATOIL PETROLEUM AS

This Amendment No. 5 to Technical Services Agreement between Gassco AS and Statoil Petroleum AS (hereinafter referred to as this “Amendment”) is made and entered into on 15 December 2017, by and between:

Gassco AS (hereinafter “Gassco”), a company incorporated under the laws of Norway of the first part, and

Statoil Petroleum AS (“Statoil Petroleum”), a company incorporated under the laws of Norway of the second part

(hereinafter individually referred to as “Party” and jointly referred to as the ”Parties”).

Whereas, the Technical Services Agreement between Gassco and Statoil Petroleum (hereinafter referred to as the “Agreement”) was entered into on 24 November 2010, and

WHEREAS, the Vestprosess Facilities as from 1 January 2018 will be regulated under the Tariff Regulation and Chapter 9 of the Petroleum Regulation, and

WHEREAS, Statoil is currently the operator of Vestprosess DA, and Gassco, from 1 January 2018 (hereinafter the “Effective Date”) will become the operator of Vestprosess DA, and

WHEREAS, the Parties agree that, as from the Effective Date, Statoil Petroleum will act as Technical Services Provider for the Vestprosess Facilities under the Agreement, and

WHEREAS, Statoil ASA, the parent company of Statoil Petroleum, is currently the operator of the Mongstad refinery, where the Vestprosess Facilities form an integral part, and Statoil ASA and Gassco have entered into the Coordination Agreement to coordinate the total operatorship of the Mongstad refinery and the relation between them in this respect, and

WHEREAS, the distribution of responsibilities between Statoil ASA and Gassco in the Coordination Agreement will influence the Services to be performed by Statoil Petroleum and the role of the Operator described in the Agreement in relation to the Vestprosess Facilities, and

WHEREAS, it follows from the Coordination Agreement that in the event of any conflict between the Agreement and the Coordination Agreement, the Coordination Agreement shall prevail.

NOW, THEREFORE, the Parties hereby agree as follows:

1. TECHNICAL SERVICES PROVIDER FOR VESTPROSESS FACILITIES

Statoil Petroleum shall be Technical Services Provider for the Vestprosess Facilities from the Effective Date.

Except as amended herein, all provisions of the Agreement shall remain in full force and effect. Unless expressly defined in this Amendment, capitalised words and expressions used herein shall have the meaning given to them in the Agreement.

2. AMENDMENTS TO THE AGREEMENT

1. Article 1.2 of the Agreement shall be replaced by the following:

 “Joint Ventures” shall mean the respective joint ventures/partnerships described in the following agreements, as amended from time to time:
- Haltenpipe Participants’ Agreement dated 23 June 1995
- Gassled Participants’ Agreement dated 4 March 2009
- Valemon Rich Gas Pipeline Joint Venture Participants’ Agreement dated 23 June 2014
- Vestprosess DA Eieravtale dated 29 November 2017.”

2. New definitions 1.10, 1.11 and 1.12 to be added to Article 1 of the Agreement

“Vestprosess Facilities” shall mean the pipeline from the Kollsnes Gas Plant to the Mongstad refinery, including facilities at the Sture terminal, and all equipment at Mongstad owned by Vestprosess.

 “Coordination Agreement” shall mean “Coordination Agreement between Gassco AS as operator of Vestprosess and Statoil ASA as operator of the Mongstad Refinery” dated 15 December 2017 as amended or replaced between the parties.

3. Article 3 second paragraph of the Agreement shall be replaced with the following:

“In the event of a termination by either Party of the Services of the Technical Services Provider for the Kårstø Gas Plant, the Kollsnes Gas Plant or the Vestprosess Facilities, the maximum period of prolonged term of the Agreement referred to in article 15.3 of the General Terms and Conditions shall be extended to twelve (12) months.”

4. The table in Article 6.5 of Attachment 2 General Terms and Conditions shall be extended with the following elements:

“1.3 Vestprosess Facilities“
“10.3 Vestprosess Facilities“

5. Attachment 1 to the Agreement shall be replaced by Attachment 1 hereto. This replacement does not affect Appendix A to Attachment 1.

In witness hereof, the Parties have executed this Amendment in 2 originals on the date and year first above written.

Operator:	Technical Services Provider:
____/s/Jonathan P Alcock	____/s/John Høines
Gassco AS	Statoil Petroleum AS

ATTACHMENT 1
DESCRIPTION OF THE TRANSPORTATION SYSTEM

“Transportation System” shall mean the following facilities:

- Kårstø Gas Plant,

- the connected riser platforms Draupner-E and Draupner-S located in block 16/11 (hereinafter referred to as "Draupner-E" and "Draupner-S" respectively),

- the pipeline (28 inch upstream/ 42 inch downstream of an expansion joint) commencing at the flexible riser connector at the Åsgard ERB and ending at the Karstø Gas Plant, including the Åsgard ERB, and the T-connections on the pipeline,

- the 30 inch pipeline commencing in the vicinity of production platform B at the Statfjord field and ending at Kårstø Gas Plant including the T-connections on the pipeline,

- the 42 inch pipeline commencing at Kårstø Gas Plant and ending at the receiving, metering, heating and utility facilities at the pipeline landing point in Dornum, Germany,

- the 28 inch pipeline commencing at Kårstø Gas Plant and ending at Draupner-S,

- the 36 inch pipeline commencing in the vicinity of Heimdal main platform and ending at Draupner-S including the 16 inch Jotun T-connection,

- the 40 inch pipeline between the Kollsnes Gas Plant and the export riser situated at the Sleipner field (hereinafter referred to as "Sleipner Riser''),

- the 40 inch pipeline between the Kollsnes Gas Plant and Draupner-E,

- the 30 inch pipeline between Sleipner Riser Platform and Draupner-S,

- the 40 inch pipeline between Sleipner Riser Platform ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Zeebrugge, Belgium,

- the 40 inch pipeline between Draupner-S, via Draupner-E, and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Dornurn, Germany,

- the 36 inch pipeline commencing at Draupner-S and ending at the y-connection in the vicinity of Ekofisk,

- the 42 inch pipeline commencing at the Dornum terminal and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Emden, Germany,

- the 42 inch pipeline commencing at Draupner-E and ending at the inlet facilities of the onshore terminal for receipt, and redelivery of natural gas located in

Dunkerque, France,

- Kollsnes Gas Plant,

- the 42 inch pipeline starting at Nyhamna and ending at Sleipner Riser Platform,

- the 44 inch pipeline starting at Sleipner Riser Platform and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Easington, UK,

- the 32 inch pipeline starting at Statfjord B and ending at the tie-in to FLAGS,

- the 16 inch pipeline from Norne FPSO to Gassled Area B,

- the 30 inch pipeline from Kvitebjørn platform to Gassled Area E,

- the 36 inch pipeline commencing at the gas processing platform at the Oseberg field ("Oseberg D platform") and ending at, and including, the riser platform located at the Heimdal field,

- Haltenpipe Joint Venture facilities.

- the riser platform B-11 which formerly was connected to the Norpipe Gas Pipeline between Ekofisk and the Norsea Gas Emden terminal.

- Valemon Rich Gas Pipeline facilities.

- Vestprosess Facilities

The battery limits are set out in the Gassled Participants' Agreement, the Haltenpipe Participants' Agreement, the Valemon Rich Gas Pipeline Joint Venture Participants' Agreement and Vestprosess Eieravtale. In addition the battery limits between the part of the Gassled transportation system covered under this Agreement and the part of the Gassled transportation system covered under other Technical Services Agreements and the battery limits towards the receiving facilities are set out in Appendix A to this Attachment 1.

AMENDMENT NO. 6
TO
TECHNICAL SERVICES AGREEMENT
BETWEEN
GASSCO AS
AND
STATOIL PETROLEUM AS

This Amendment No. 6 to Technical Services Agreement between Gassco AS and Statoil Petroleum AS (hereinafter referred to as this “Amendment”) is made and entered into on 22 December 2017, by and between:

Gassco AS, a company incorporated under the laws of Norway of the first part, and

Statoil Petroleum AS, a company incorporated under the laws of Norway of the second part

(hereinafter individually referred to as “Party” and jointly referred to as the ”Parties”).

WHEREAS, the Technical Services Agreement between Gassco AS and Statoil Petroleum AS (hereinafter referred to as the “Agreement”) was entered into on 24 November 2010, and

WHEREAS, the accounting agreement applicable under the Joint Operating Agreements applicable to Statoil as operator thereunder has been changed, in a process initiated by the Ministry of Petroleum and Energy, in order to amend the principles for the Operator’s allocation of pension costs, and

WHEREAS, similar principles for allocation of pension cost should be applied in the Agreement by inclusion in Appendix 1 to Attachment 2 “Accounting Procedures”, and

WHEREAS, certain other amendments have been made to Appendix 1 to Attachment 2 “Accounting Procedures” in order to achieve alignment with the accounting agreement under the Joint Operating Agreement as far as possible, and

WHEREAS, the riser platform B-11 has been removed and dismantled and shall be deleted from Attachment 1 “Description of the Transportation System”.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Attachment 1 to the Agreement shall be replaced with Attachment 1 hereto

2. Appendix 1 to Attachment 2 to the Agreement shall be replaced with Attachment 2 hereto.

3. This Amendment shall take effect from 1 January 2017.

In witness hereof, the Parties have executed this Amendment in 2 originals on the date and year first above written.

Operator:	Technical Services Provider:
____/s/Frode Leversund	____/s/John Høines
Gassco AS	Statoil Petroleum AS

Attachment  1

To

Amendment No. 6

to the Technical Services Agreement

ATTACHMENT 1

DESCRIPTION OF THE TRANSPORTATION SYSTEM

“Transportation System” shall mean the following facilities:

- Kårstø Gas Plant,

- the connected riser platforms Draupner-E and Draupner-S located in block 16/11 (hereinafter referred to as "Draupner-E" and "Draupner-S" respectively),

- the pipeline (28 inch upstream/ 42 inch downstream of an expansion joint) commencing at the flexible riser connector at the Åsgard ERB and ending at the Karstø Gas Plant, including the Åsgard ERB, and the T-connections on the pipeline,

- the 30 inch pipeline commencing in the vicinity of production platform B at the Statfjord field and ending at Kårstø Gas Plant including the T-connections on the pipeline,

- the 42 inch pipeline commencing at Kårstø Gas Plant and ending at the receiving, metering, heating and utility facilities at the pipeline landing point in Dornum, Germany,

- the 28 inch pipeline commencing at Kårstø Gas Plant and ending at Draupner-S,

- the 36 inch pipeline commencing in the vicinity of Heimdal main platform and ending at Draupner-S including the 16 inch Jotun T-connection,

- the 40 inch pipeline between the Kollsnes Gas Plant and the export riser situated at the Sleipner field (hereinafter referred to as "Sleipner Riser''),

- the 40 inch pipeline between the Kollsnes Gas Plant and Draupner-E,

- the 30 inch pipeline between Sleipner Riser Platform and Draupner-S,

- the 40 inch pipeline between Sleipner Riser Platform ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Zeebrugge, Belgium,

- the 40 inch pipeline between Draupner-S, via Draupner-E, and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Dornurn, Germany,

- the 36 inch pipeline commencing at Draupner-S and ending at the y-connection in the vicinity of Ekofisk,

- the 42 inch pipeline commencing at the Dornum terminal and ending at the inlet facilities of the onshore terminal for receipt and handling of natural gas located in Emden, Germany,

- the 42 inch pipeline commencing at Draupner-E and ending at the inlet facilities of the onshore terminal for receipt, and redelivery of natural gas located in Dunkerque, France,

- Kollsnes Gas Plant,

- the 42 inch pipeline starting at Nyhamna and ending at Sleipner Riser Platform,

- the 44 inch pipeline starting at Sleipner Riser Platform and ending at the inlet facilities of the onshore terminal for receipt, handling and redelivery of natural gas located in Easington, UK,

- the 32 inch pipeline starting at Statfjord B and ending at the tie-in to FLAGS,

- the 16 inch pipeline from Norne FPSO to Gassled Area B,

- the 30 inch pipeline from Kvitebjørn platform to Gassled Area E,

- the 36 inch pipeline commencing at the gas processing platform at the Oseberg field ("Oseberg D platform") and ending at, and including, the riser platform located at the Heimdal field,

- Haltenpipe Joint Venture facilities.

- Valemon Rich Gas Pipeline facilities.

- Vestprosess Facilities.

The battery limits are set out in the Gassled Participants' Agreement, the Haltenpipe Participants' Agreement and the Valemon Rich Gas Pipeline Joint Venture Participants' Agreement. In addition the battery limits between the part of the Gassled transportation system covered under this Agreement and the part of the Gassled transportation system covered under other Technical Services Agreements and the battery limits towards the receiving facilities are set out in Appendix A to this Attachment l.

Attachment  2

to

Amendment No. 6

to the Technical Services Agreement

APPENDIX 1

TO ATTACHMENT 2

GENERAL TERMS AND CONDITIONS

ACCOUNTING PROCEDURES

2.1.7.	Legal assistance	14
2.1.8.	Taxes, duties and fees	14
2.1.9.	Offices, bases and miscellaneous facilities	15
2.1.10.	Execution of abandonment decisions	15
2.2	Indirect Costs	15
2.2.1	General	15
2.2.2	General Research and Development	16
2.2.3	Corporate Staff and Corporate Management	16
2.2.4	Additional Indirect costs	16
3.	CREDITS TO THE ACCOUNT	16
3.1	Sale and return of Material	17
3.2	Insurance	17
4.	OTHER PROVISIONS	17
4.1	Inventories	17
4.2	Miscellaneous provisions	17

1. GENERAL PROVISIONS

These Accounting Procedures are made a part of the Technical Services Agreement

(“the Agreement”) as Appendix 1 to its Attachment 2 (General Terms and Conditions).

It is the intent that none of the Parties shall experience any gain or loss at the expense of or to the benefit of the other Party.

1.1. Definitions

The definitions in the Agreement shall apply also to this Appendix. In addition, the following definitions shall apply:

a) "Account" shall mean the accounts maintained by the Technical Services Provider to record all charges and credits relative to the Services and payable by the Operator.

b) "Agreement Concerning Petroleum Activities" shall mean the agreement applied for joint operations related to the petroleum production licenses developed by the Ministry of Petroleum and Energy.

c) "Annual Service Cost Hybrid" shall mean the Technical Services Provider’s contributions to a Hybrid-based Pension Scheme during the year for which the charges are to be made for the Technical Services Provider’s employees who are temporarily or permanently employed in connection with the Services.

d) "Annual Service Cost Contribution" shall mean the Technical Services Provider’s contributions to a Defined-Contribution Pension Scheme during the year for which the charges are to be made for the Technical Services Provider’s employees who are temporarily or permanently employed in connection with the Services.

e) "Annual Service Cost Benefit" shall mean the present value per 1 January of pension payments relating to services during the year for which the calculation is to be made under a Defined-Benefit Pension Scheme for the Technical Services Provider’s employees who are temporarily or permanently employed in connection with the Services.

f) "Controllable Material" shall mean material which in the petroleum industry usually is subject to record, control and inventory.

g) "Corporate Management" shall mean that part of the Technical Services Provider’s top management or, as appropriate, Affiliated Companies' top management, that is directly engaged in the Services from the Technical Services Provider.

h) "Corporate Staff" shall mean the following of the Corporate Management’ staff activities: accounting and economics, tax, information technology, internal and external information, health/safety/environment, finance, insurance, internal audit and human resource/organization.

i) "Defined-Benefit Pension Scheme" shall mean pension schemes where the pension obligation consists of providing a future pension that is calculated on the basis of future benefits

j) "Defined-Contribution Pension Scheme" shall mean pension schemes where the pension obligation consists of a deposit of a certain size for each member of the scheme.

k) "General Research and Development" shall mean projects that are carried out by or under the direction of the Operator. The projects shall be beneficial to the operation of the Transportation System(s) and charged to the Operator.

l) "Hybrid-based Pension Scheme" shall mean pension schemes established in accordance with the Act of 13 December 2013 No. 106 relating to occupational pension.

m) "Indirect Costs" shall mean costs that cannot be directly charged.

n) "Industry Forum" shall mean the forum described in the Agreement Concerning Petroleum Activities.

o) "Internal Book-keeping Rates" are rates established by the Parties for use in conversion of foreign currencies into Norwegian Kroner (NOK).

p) "Material" shall men all equipment and supplies acquired for the Services under the provisions of the Agreement.

q) “Pensionable Salary” shall mean the sum of paid salary, wages and remuneration comprised by article 2.1.2.a) and 2.2.1 and which is pensionable salary to the employees of the Technical Services Provider.

r) "Property" shall mean Equipment and Material acquired for the Services under the provisions of the Agreement.

s) "Internal Book-keeping Rates" and all references to Norwegian Kroner in articles 1.3.1 and 1.3.3 shall also include a reference to Euro as applicable.

1.2. Cash requirements and advances

1.2.1. General provisions

At least 12 days prior to the beginning of each month, the Technical Services Provider shall submit to the Operator a 3 month forecast, specified by month, of estimated cash requirements. Upon request, the Technical Services Provider shall endeavour to provide such forecast within the 12th day of each month.

Upon request, the Operator shall advance the estimated cash requirements for the following month. The Technical Services Provider shall submit written request for advances at least 20 days prior to the due date. The due date shall be set by the Technical Services Provider, but shall be no earlier than the first Business Day of the month for which the advances are requested. Notwithstanding the terms of article 1.2.3, the Technical Services Provider shall avoid accumulating unnecessary cash balances from cash advances.

To avoid build-up of such cash balances, substantial cash advances may be divided into two payments to coincide with disbursements.

The prognosis for cash requirements and request for cash advances shall specify the currencies in which the advances are to be made. The Technical Services Provider shall request advances in those currencies in which major payments are to be made.

If the advance payments prove insufficient, the Technical Services Provider may make a written request for additional advances. Such request shall state which expenditures the unpredicted payments refer to. The due date shall be set by the Technical Services Provider but shall at the earliest be set at 8 Business Days after receipt of the request.

If the actual monthly need for cash proves to be significantly less than the advances called for, the Technical Services Provider shall refund the excess amounts as soon as possible, unless the Parties agree to transfer the amount to the following period. The difference between the monthly cash advances and the actual payments in each currency shall be stated, and the next request for advances shall be adjusted accordingly.

If the Technical Services Provider has made no request for advance payments, the Operator shall pay the actual monthly payments within 15 days after receipt of the Technical Services Provider s’ invoice with request for payment.

1.2.2. Default interest

Payments of advances or billings shall be made on or before the due date thereof. If they are not so paid, the unpaid balance shall be subject to interest, for each month or pro-rata portion thereof, in accordance with the following:

Interest is due for the period starting on and including the due date of payment and ending on, but excluding, the value date for payment.

For NOK the interest shall be calculated at an annual rate equal to three month's Norwegian Interbank Offered Rate (NIBOR)as quoted daily by Reuters page NIBP at 12:00 noon, as per the due date of payment, plus three percentage points.

For Euro the interest shall be estimated at an annual rate equal to three months' EUROLIBOR as quoted daily on Reuters page LIBOR 01 at 11:00 A.M. London time, as per the due date of payment, plus three percentage points.

For other currencies the interest shall be estimated at an annual rate equal to three months' London Interbank Offered Rate (LIBOR) for the relevant currencies as quoted by Reuters page LIBOR 01 at 11:00 A.M. London time, as per the due date of payment, plus three percentage points.

If the rates for certain currencies are not published by Reuters, the rates quoted by the largest bank at the clearing centre of the relevant currency shall be used as reference.

1.2.3. Interest on cash balances

Interest is to be credited/charged on the Technical Services Provider daily cash balances with the Operator (positive and negative).

This interest credit/charge is to be calculated on the Technical Services Provider’s internal accounts showing daily cash balances per currency called and/or arising from the use of separate bank accounts.

Interest and other conditions shall in principle correspond to the conditions that a company with a similar cash flow would obtain in a first-class bank, but not less than those corresponding to the interest obtained by the Technical Services Provider. The following two alternatives shall be considered as equal:

ALTERNATIVE 1:

The rate of interest shall be determined on a three month  basis and be linked to a relevant Interbank Rate:

Group 1: NOK – NIBOR (3 months) + 1.0% / - 1.0%
Group 2: EUR – EUROLIBOR (3 months) + 0.5%/- 0.5%
Group 3: Others (e.g. USD, GBP)
-LIBOR (3 months) + 0.5% / - 0.5%

NIBOR is defined as:

A one month average of this month for three months' "Norwegian Interbank Offered Rate" as quoted by Reuters page NIBP at 12:00 noon. For the day or days when such rates are not available, three months' NIBOR from DNB, Oslo, quoted the day before the relevant day of quotation, shall be used. If the above-mentioned NIBOR quotations are based on 365/360 days, the rate shall be multiplied with the fraction 365/360 to reflect the Norwegian principle of calculating the interest rate in 360/360 or 365/365 days. In calculating the monthly average, quotations given with four decimals shall be used.

LIBOR/EUROLIBOR is defined as:

A one month average of this month for three months’ “Euro Currency Interest Rate” as quoted by Reuters page LIBOR 01 at 11:00 A.M. London time. For the day or days when such rates are not available, three months’ LIBOR for the currency in question from Chase Manhattan Bank, London, quoted the day before the relevant day of quotation, shall be used. In calculating the monthly average, quotations stated with four decimals shall be used.

The above-mentioned interest rate shall be amended if there is a discrepancy between the basis for the interest rate and the calculation principles regarding the days of interest.

ALTERNATIVE 2:

If the Technical Services Provider has established separate bank accounts for the Services, the interest earned/paid by the Technical Services Provider shall be allocated to the Operator.

The calculation of interest shall be based on the Technical Services Provider’s daily cash balances with the Operator, or on the basis of an average cash balance calculated for each month, or on the basis of formulas reflecting the build-up of daily cash balances, and on the quarterly balance. The amount of interest shall be specified under "Financial items" in the invoice, no later than the month after the expiry of the period. The day of payment shall be determined on the same credit/debit principles, no later than the first day in this following month.

1.3. Statements and billings

1.3.1. General provisions

The Technical Services Provider’s invoice and statements shall be established in compliance with Norwegian laws and regulations and in compliance with recommended accounting practice. The Technical Services Provider shall also furnish the Operator with such other information as it may reasonably request.

The Technical Services Provider shall furnish the Operator with a chart of accounts and a brief description of its accounting procedures. The Operator shall be informed of significant amendments thereto.

The Account shall be kept in NOK, and it is presupposed that none of the Parties shall incur a gain or loss at the expense of or to the benefit of the other Parties due to exchange or conversion of currencies.

On conversion of foreign currency expenditures to Norwegian kroner, the Technical Services Provider is entitled to use Internal Book-keeping Rates, based on sales rates as distributed by DNB or other notifications as proposed by the Operator and approved by the owners of the Transportation System(s).

When the Technical Services Provider makes cash-calls in foreign currencies, Internal Book-keeping Rates shall also be used for the receipt and disbursement of such currencies. When Internal Book-keeping Rates are changed, the NOK value of the balance in other currencies shall be adjusted at the same time. To facilitate control, adjustment of Internal Book-keeping Rates should only be made at the end of the month.

Payments in foreign currencies which have not been called by the Technical Services Provider shall be recorded at the actual rate as charged by the bank. If payments are made from the Technical Services Provider’s own currency accounts, transactions are to be recorded at sales rates as distributed by DNB or other places of notification, as proposed by the Technical Services Provider and approved by the Operator, two Business Days prior to the value date.

The difference in NOK between the amounts charged to expenses and amounts paid in foreign currencies and translated to Norwegian Kroner in accordance with the Internal Book-keeping Rates shall be debited or credited by the Technical Services Provider to an exchange gain or loss account maintained for the Account (agio and disagio).

Within 15 days after the end of each month the Technical Services Provider shall furnish the Operator with the settlement report (“TSP Invoice”) containing the information listed below. If this time limit proves too short, the Technical Services Provider shall immediately make a cost estimation for each budget group and forward this to the Operator.

a) A statement of expenditures showing all charges and credits to the Account, summarised by appropriate classifications, indicating the nature thereof and including the total amount of provisions and accruals separately identified. This statement shall also contain accumulated figures from the beginning of the year. For investments accumulated figures from commencement of the investments shall be given.

b) A statement showing the liabilities and receivables.

c) Detailed specifications of unusual charges and credits, including audit adjustments to be separately identified.

d) Information concerning the exchange rates applied.

e) A statement showing drawdowns on joint export credits paid directly to suppliers of goods and services, if applicable.

1.3.2. Interest on recalculations

If the Technical Services Provider charges/credits the Operator with provisional recalculations for this year and recalculations from a previous year, the Operator shall be charged/credited interest on these. The interest shall be calculated from the time it should have been charged/credited, or from 1 July of that year, until the time when the interest is charged/credited the Operator. The interest rate shall be equal to the average of 3 months' NIBOR, based on a representative 3 months' average, ref. article 1.2.3, Alternative 1, but without any interest margin.

1.3.3. Corrections

The Technical Services Provider shall carry out corrections of debits/credits as soon as possible, and at the latest within 24 months after expiration of the relevant financial year. The interest shall be calculated from the point of time when it should have been debited/credited, or from 1 July of that year, to the day it is debited/credited the Account. The interest rate shall be equal to the average of 3 months' NIBOR calculated in accordance with article 1.2.3, Alternative 1, but without interest margin.

1.3.4. Termination of Transportation System

After termination of operation / abandonment of specific parts of the Transportation System, the Technical Services Provider may only charge the Operator for expenses necessary in order to abandon the activities. Unless otherwise agreed, this shall take place within 6 months following the month of termination. Debits/credits stemming from post calculations, corrections or audits shall be subject to interest in accordance with article 1.2.3 Alternative 1 and be charged the Operator in a separate statement.

2. CHARGES TO THE ACCOUNT

All expenditures necessary to properly conduct the Services shall be charged to the Account. The charges shall be reasonable in relation to the nature and extent of the Services and shall be adequately documented.

At the end of each month, the Technical Services Provider shall make provisional charges for cost incurred, but not yet recorded. Such provisional charges shall be reversed in the following month.

Expenditures shall include, but are not necessarily limited to:

2.1. Direct charges

2.1.1. Procurement of goods and services

Material purchased and services rendered by third parties for the Services shall be charged to the Account at the net amount invoiced after deduction of discounts and bonuses, including transport to the relevant area and other related costs such as loading and unloading, dock charges, insurance, duty and freight etc.

2.1.2. Personnel

a) Salaries and social cost of employees of the Technical Services Provider and its Affiliated Companies directly engaged in the Services, whether temporarily or permanently assigned. Social cost includes expenses incurred in accordance with laws and tariff agreements, as well as other costs and allowances pursuant to common oil industry practice.

b) Transportation of employees as required in the conduct of the Services.

c) Relocation costs of employees of the Technical Services Provider and its Affiliated Companies under the Services to places where such operations are conducted. Relocation costs back to the place from where the employee was moved, except when, according to normal practice, such relocation costs will be attributable to other operations.

Such costs shall include transportation of employees' families and their personal effects and all other relocation costs in accordance with the Technical Service Provider’s normal practice.

d) Before the Technical Services Provider may make any charge to the Account for restructuring cost, including  cost for retirement before pensionable age (“early retirement”) and severance pay, such charge shall be approved by the Operator. For the Operator’s evaluation the Technical Services Provider shall show the probable cost effect of the measures for the Services. To the extent the Technical Services Provider substantiates that the cost will entail savings for the Services, the Operator shall be obligated to approve the charge to the Account.

For those cases where the Technical Services Provider substantiates that the activity shall cease or be substantially reduced, and the Technical Services Provider proposes a necessary restructuring as the consequence of this, the Operator shall be obligated to approve the charge.

Restructuring cost shall be charged to the Account as a discounted non-recurring amount. Charging may take place when binding agreement (s) have been entered into or when the employment of the relevant employee(s) with the Technical Services Provider ceases.

If the restructuring concerns several of the Technical Services Provider’s joint operations and the Services, the cost shall be apportioned pro rata between the relevant joint operations’ accounts and the Account based on their relative share of the last three years hourly charges.

2.1.3. Pension

2.1.3.1. General provisions

The pension liability rests with the Technical Services Provider as the employer. The Technical Services Provider's pension expenses shall be charged to the Account according to the rules in Article 2.1.3, with the exception of restructuring costs that are charged according to Article 2.1.2.4.

2.1.3.2. Main rule for charging of pension cost

Annual Service Cost Contribution can be charged to the Account continuously. Costs related to the level of return under Defined-Contribution Pension Schemes cannot be charged to the Account.

Annual Service Cost Hybrid can be charged to the Account continuously. Costs related to the level of return under Hybrid Pension Schemes cannot be charged to the Account.

The Annual Service Cost Benefit can be charged to the Account continuously. The calculation method for the Annual Service Cost Benefit shall adhere to the current accounting standard which the Technical Services Provider uses in the annual accounts. All preconditions and member data for the calculation shall be the same as that which form the basis for the annual accounts that the Technical Services Provider adopts and approves for the year in which the charge is made. The Annual Service Cost Benefit shall be approved by the Technical Services Provider’s external certified accountant.

The Annual Service Cost Contribution, Annual Service Cost Hybrid and Annual Service Cost Benefit are final settlements for the accrued pension obligations during the period.

2.1.3.3. Employer's contribution

The Technical Services Provider can calculate and charge the employer’s contribution to the Account for Annual Service Cost Contribution, Annual Service Cost Benefit and Annual Service Cost Hybrid.

2.1.3.4. Associated costs

The Technical Services Provider can charge associated costs from its pension schemes to the Account.

In addition to the Technical Services Provider’s internal costs, this includes costs in relation to the current statutes, including technical insurance premiums that are paid by the Technical Services Provider to life insurance companies or pension funds, premium for interest rate guarantee, mandatory contributions that entitle the Technical Services Provider to deduction according to tax law, and the Technical Services Provider’s other reasonable and commercial external costs related to the Technical Services Provider’s pension schemes that are necessary to execute the Services.

2.1.3.5. Implementation difference

One-time effect as a result of change in accrued pension commitment for Defined-Benefit Pension Schemes, Defined-Contribution Pension Schemes or Hybrid Pension Schemes (implementation difference) can be debited/credited if the balance between the Parties is disrupted based on the principle in Article 1, second paragraph, and this is either due to amendments or changes in mortality or disability tariffs.

The Technical Services Provider shall also be entitled to debit/credit implementation difference over the course of certain transition periods prior to when a statutory amendment enters into force.

The Technical Services Provider will decide at what date the implementation difference will be debited/credited.

Before debiting/crediting of implementation difference as a result of amendments can take place, the case must have been presented to the Industry Forum.

Before debiting/crediting of implementation difference as a result of changes in mortality tariffs or disability tariffs can take place, the Technical Services Provider must send a written statement to the Industry Forum secretariat. The chair of Industry Forum shall ensure the statement is made available to members.

The implementation difference shall be calculated by the Technical Services Provider’s actuary. The calculation methods shall follow the prevailing accounting standard that the Technical Services Provider uses in the annual accounts. All assumptions for the calculations shall be the same that form the basis for the Technical Services Provider’s most recent approved annual accounts. The one-time effect shall be calculated by the Technical Services Provider and constitutes the difference between accrued pension commitments before and after the change.

2.1.3.6. Contractual pension (AFP)

The Technical Services Provider can charge actual costs for AFP to the Account according to the cash basis.

If the nature of the AFP scheme changes, the charging of costs for AFP shall follow the rules for charges for either Defined-Benefit Pension Scheme, Defined-Contribution Pension Scheme or Hybrid Pension Scheme, depending on which scheme has more similarities with the changed AFP scheme.

If the authorities determine that there is a basis for recognising the AFP obligations in the balance sheet in the Technical Services Provider’s annual accounts, the Technical Services Provider shall charge the Account for AFP costs, same as for Defined-Benefit Pension Schemes.

In the year after the above-mentioned date, the Technical Services Provider shall debit/credit the historic under/over coverage until the AFP obligations are recognised in the balance sheet. The same applies if the nature of AFP changes in another manner.

Before such debiting/crediting can take place, the case must have been presented to the Industry Forum.

The calculation methods for the under/over coverage must follow the prevailing accounting standard that the Technical Services Provider uses in the annual accounts. All assumptions for the calculations shall be the same as those that form the basis for the Technical Services Provider’s most recent approved annual accounts.

The Technical Services Provider’s debiting/crediting of the under/over coverage shall be distributed evenly over a period of five years.

2.1.3.7. Early retirement schemes

Costs related to:

a) early retirement schemes based on a collective agreement as defined in the Act of 27 January 2012, No. 9 relating to Labour Disputes, or

b) an early retirement scheme agreed as part of the employee’s employment terms and which does not form part of a restructuring process, or

c) individual cases due to illness or labour disputes

may be charged to the  Account by the Technical Services Provider without any special discussion with the Operator. The Account shall be charged with a discounted non-recurring amount at the time when employment of the relevant employee(s) with the Technical Services Provider is terminated.

The costs shall be charged to the relevant joint operations including Services. If the restructuring involves several of the Technical Services Provider's joint operations including Services, the costs shall be divided pro rata among the relevant joint operations’ joint accounts and the Account based on their relative share of the last 3 years’ time writing.

2.1.3.8. Transitional rules

The Technical Service Provider shall charge the Account a settlement for employer’s contribution, which has not previously been charged to the Account for incurred pension obligations as of 31 December 2016 under unfunded Defined-Benefit Pension Scheme and unfunded Defined-Contribution Pension Scheme, and for potential under coverage in funded Defined-Benefit Pension Scheme.

The settlement shall be charged to the Joint Account with an even distribution over a period of five years, with the earliest possible start-up in 2017.

2.1.4. Material and services from Technical Services Provider, or Affiliated Companies

a) Material

For Material owned by the Joint Ventures, all costs relating to acquisition, storage and operation of the joint venture's storage facility shall be charged to the Account. In case of Material being borrowed by one or more joint ventures, the borrowing joint venture shall replace the Material unit by unit in accordance with a separate agreement.

Material being transferred to the Operator's common storing facility shall be charged according to the average acquisition cost or the agreed price. Used Material suitable for reuse after reconditioning may be re-allocated to stock cf. Article 3.1. The Material shall then be classified as new.

The average purchase cost for Material shall include the cost of buying and storing such Material, as well as reasonable interest and dead stock.

b) Services

Technical and other services such as, but not limited to, laboratory analysis, drafting, geological and geophysical interpretation, engineering, research, data processing and accounting for direct benefit of the Services shall be charged to the Account at actual cost, provided such costs do not exceed the costs that would have been incurred if such services were performed by independent external consulting and service companies.

c) Equipment and facilities

Use of equipment and facilities shall be charged to the Account at rates that include direct operating and maintenance costs, reasonable depreciation and interest on depreciated investments. Such rates shall not exceed those currently prevailing in the area of operation. Calculation of rates shall be documented upon request. If equipment and facilities are used for other operations, the cost shall be allocated according to the actual use in the period.

2.1.5. Damages to or loss of Property

Expenses necessary for the repair or replacement of damaged or lost Property shall be charged to the Account and classified in a way that enables subsequent identification. To the extent such damage or loss is  covered by joint insurance, insurance settlements shall be credited accordingly.

The Technical Services Provider shall give the Operator as soon as practicable written notice of any significant damage or loss, and any other information which the Operator need for insurance purposes.

2.1.6. Insurance

a) Net premiums for insurance required by law or regulations or which have been agreed with the Operator.

b) Actual expenditures incurred in the settlement of claims which are not recoverable from the insurance.

2.1.7. Legal assistance

All costs related to the handling of claims and disputes arising in connection with the Services including expenses for legal advice and other assistance in connection with the evaluation of such claims and disputes, conciliation board proceedings and conduct of cases, as appropriate. No charge in excess of NOK 250,000 may be made for services rendered by the legal staff of the Technical Services Provider for a single case without the prior approval of the Operator.

2.1.8. Taxes, duties and fees

All taxes, duties and fees of any kind levied by the Norwegian authorities, except income and capital taxes.

2.1.9. Offices, bases and miscellaneous facilities

Net costs of establishing and operating any offices, sub-offices, operating bases, warehouses, housing and other facilities or properties exclusively serving the Services. If facilities or properties also serve operations unrelated to the Services, the net costs shall be allocated fairly between the different operations in accordance with normal distribution criteria.

2.1.10. Execution of abandonment decisions

Cost related to the execution of an abandonment decision taken in accordance with the legislation applicable at any time, including pre-engineering and administrative expenses.

2.2. Indirect Costs

2.2.1. General

Indirect Costs are costs related to organisational units/functions which are indirect, e.g.:

- Corporate Management,

- support and staff functions such as economy and finance, personnel, organisational, legal and joint service functions,

- indirect functions in operational departments,

- indirect costs from Affiliated Companies.

Moreover, costs can be indirect according to their nature, and may include financing costs and depreciation, office leasing and communications costs.

Services rendered by the aforementioned or similar departments and which are directly attributable to the Services shall, to the extent practicable, be charged as direct costs in accordance with article 2.1.4 above.

Charges shall be made pursuant to fair distribution methods. Examples of such methods are:

- according to direct time, applied to direct personnel costs,

- according to direct Material consumption, applied to direct Material costs,

- according to turnover ratios, including sliding scale systems,

- other capacity and/or consumption-based distribution methods.

Charges related to such distribution methods shall be calculated on the basis of time and cost studies and shall be reviewed annually to verify that they compensate the Technical Services Provider fairly for the charges they are intended to cover. If the Technical Services Provider uses provisionally budgeted hourly fees etc. for the charges throughout the year, and does a recalculation the following year, see article 1.3.3, the recalculation shall be concluded and charged/credited the Services including interest, preferably within the first quarter of the following year, but by 1 June at the latest.

In order to provide the basis for such annual review the Technical Services Provider shall provide the Operator with a current organisation chart together with the basis for charging costs to the Account and an identification of those sections of the organisation for which costs will be charged directly to the Account under articles 2.1.2, 2.1.4 b), and 2.1.9 and those sections of the organisation that are covered by charges under this article2.2.

2.2.2. General Research and Development

The Technical Services Provider may through the dealing with programs and budgets, propose to the Operator General Research and Development activities which may serve to improve or safeguard the integrity or profitability of the Transportation System. Such proposals may include costs for pre-studies of General Research and Development activities.

2.2.3. Corporate Staff and Corporate Management

The Technical Services Provider's cost for Corporate Management and Corporate Staff may be charged to the Account with 0.65 % of the annual costs for operation and development of the Transportation System, less electricity cost at processing plants and any CO2 duty and NOX duty paid by the Technical Services Provider.

The percentage shall cover the Technical Services Provider's Corporate Management and Corporate Staff cost to the extent that Corporate Management and Corporate Staffs perform work of a general nature for the Technical Services Provider. The activities covered by the percentage shall comprise the Corporate Management and Cooperate Staff’s cost related to the preparation and maintenance of management documentation and procedures covering the corporate group as well as services that are not covered by article 2.2.3 fourth paragraph. The percentage shall cover internal services as well as services purchased externally.

The expenses covered by the percentage shall not be subject to audit.

Services of an extraordinary nature which are beneficial for one or several joint ventures within the scope of this Agreement shall be chargeable directly to the relevant joint ventures in addition to the percentage. If the expenses for services of an extraordinary nature are known at the time when the Technical Services Provider submits the budget proposal for the coming year, these expenses are to be included in the budget proposal. In all cases, the Operator shall be informed of any such expenses in the monthly report. Extraordinary nature means work performed by the Corporate Staffs of a particularly large or unusual scope and not comprising work which forms part of the ordinary operation of one or several joint ventures (major investigations, reports and crisis management related to accidents and the like, the establishment of new group systems and other extraordinary activities). Expenses related to services of an extraordinary nature shall be documented by way of work description and may be subject to an audit.

Expenses covered by this article 2.2.3 shall not be charged to the joint ventures in any other way.

2.2.4. Additional Indirect costs

The Indirect costs not covered by Articles 2.2.2 and 2.2.3 and which accrue to the Technical Service Provider or the Technical Service Provider’s Affiliated companies for the Services, shall be calculated on the basis of cost studies and shall be charged to the Account each month pursuant to the distribution formulas described in Article 2.2.1.

3. CREDITS TO THE ACCOUNT

All credits shall be credited to the Account at the net amount actually collected.

3.1. Sale and return of Material

The Technical Services Provider shall have the right to dispose of surplus Materials, but shall obtain the approval of the Operator for all dispositions of Materials with an aggregate original purchase cost of NOK 5,000,000 or more.

When Material is returned to the Technical Services Provider or Affiliated Companies, the Account shall be credited with the current average purchase price of new Material or the agreed price, cf. Article 2.1.4 a). Any reconditioning cost shall be charged to the Account. Used Material which cannot be repaired shall be scrapped without crediting the Account.

The Technical Service Provider shall be under no obligation to purchase new or used surplus Material.

3.2. Insurance

Credits for settlements received from the insurance companies or others will be credited to the Account. If a participant in a Joint Venture does not participate in the insurance, it shall not share in any such settlements.

4. OTHER PROVISIONS

4.1. Inventories

The Technical Services Provider shall take periodic inventories of all Controllable Material and warehouse stock at least once a year. The Technical Services Provider shall give the Operator 30 days' written notice of its intention to take an inventory to allow them to be represented. If the Operator fails to be represented, it is nevertheless bound to accept the result of the inventory.

A list showing overages and shortages shall be furnished to the Operator. The Account shall be adjusted accordingly as soon as possible.

The Technical Services Provider shall furnish the Operator with a list of types of Material which are classified as Controllable Material.

4.2. Miscellaneous provisions

These Accounting Procedures shall be binding for as long as the Agreement remains in effect plus the time required to wind up the operations properly.

In the event of any conflict between the provisions of these Accounting Procedures and other provisions of the Agreement, the other provisions of the Agreement shall prevail.